Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Terra Secured Income Fund 5, LLC. (the “Company”) for the quarterly period ended December 31, 2021, as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Vikram S. Uppal*, Chief Executive Officer of Terra Fund Advisors, LLC, and I, Gregory M. Pinkus*, Chief Financial Officer of Terra Fund Advisors, LLC, each certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 11, 2022
/s/ Vikram S. Uppal
Vikram S. Uppal
Chief Executive Officer
(Principal Executive Officer)

/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Principal Accounting Officer)
___________

*  The registrant is a limited liability company managed by Terra Fund Advisors, LLC, its sole and managing member and the persons are signing in their respective capacities as officers of Terra Fund Advisors, LLC.

Pursuant to the Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.